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                                                                      EXHIBIT 19


                              POWER OF ATTORNEY


KNOW BY ALL THESE PRESENTS:

     That I, William A. Arnold, of Belle Mead, New Jersey, as Senior
Vice President and Treasurer, Principal Financial Officer, and Principal Accounting Officer of AMERICAN ODYSSEY FUNDS, INC., do hereby make, constitute and appoint as my true and lawful attorneys in fact Paul S. Feinberg, Mark E. Freemyer, and Lori M. Renzulli, or any of them severally for me and in my name, place and stead to sign registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto executed on behalf of AMERICAN ODYSSEY FUNDS, INC., and filed with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1998.


                                  /s/ William A. Arnold
                                  ---------------------
                                       Signature







STATE OF NEW JERSEY   )
                      )ss
COUNTY OF MIDDLESEX   )

     On this 27th day of February, 1998, before me personally appeared William
A. Arnold, to me known and known to me to be the person mentioned and described in and who excuted the foregoing instrument and he duly acknowledged to me that he executed the same.


                                  /s/ Linda K. Dingle
                                  ---------------------
                                      Notary Public





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